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                                                               EXHIBIT 3(a)

                                    CONFORMED COPY
AS FILED WITH THE SECRETARY OF STATE OF THE STATE OF NEW YORK ON AUGUST 9,1996



                               CERTIFICATE OF AMENDMENT
                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                              TARGET TECHNOLOGIES, INC.

                              -------------------------

                               Under Section 805 of the
                          New York Business Corporation Law

                              -------------------------


     FIRST:  The name of the Corporation is Target Technologies, Inc.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 28, 1996.

     THIRD: The amendment to the Certificate of Incorporation effected by this Certificate of Amendment is to change the name of the Corporation.

     FOURTH: To accomplish the foregoing amendment, Article FIRST of the Certificate of Incorporation is hereby stricken out in its entirety and the following new Article is substituted in lieu thereof:

         "FIRST:   The name of the corporation is C-PHONE CORPORATION."

     FIFTH:   The foregoing amendment of the certificate of incorporation was authorized by the vote at a meeting of the Board of Directors of the Corporation followed by the vote of the holders of at least a majority of all of the outstanding shares of the Corporation entitled to vote on such amendment of the certificate of incorporation.

     IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under penalties of perjury, that the statements contained herein have been examined by us and are true and correct.

Date:   August 2, 1996

                                   /s/ DANIEL P. FLOHR
                                  --------------------------
                                   Daniel P. Flohr, President


                                   /s/ TINA L. JACOBS
                                  --------------------------
                                   Tina L. Jacobs, Secretary